CONSENT OF AUTHOR

David Dreisinger, Ph.D., P.Eng.
5233 Bentley Crescent
Delta, British Columbia
Canada V4K 4K2
david_dreisinger@yahoo.com

US Securities and Exchange Commission

"I consent to the statements attributed to me respecting the technical report entitled "Technical Report on the Campo Morado Project and Update on Metallurgy and Mineral Resources in the Reforma, Naranjo and El Rey Deposits, Guerrero State, Mexico" included in the registration statement on Form 20-F filed by Farallon Resources Ltd. with the United States Securities and Exchange Commission."

Dated this 28th day of November 2005

/s/ David Dreisinger

David Dreisinger, Ph.D., P.Eng.